Exhibit 10.8.B

SCRIPPS NETWORKS INTERACTIVE, INC.

RESTRICTED SHARE UNIT AGREEMENT

(Service-Based Vesting)

Summary of Restricted Share Unit Grant

Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of Scripps Networks Interactive, Inc. 2008 Long-Term Incentive Plan, as amended and restated (the “Plan”) and this Restricted Share Unit Agreement (the “Agreement”), the following number of Restricted Share Units, on the Date of Grant set forth below:

Name of Grantee:

Number of Restricted Share Units:

Date of Grant:

Vesting Dates:	First, second and third anniversaries of the Date of Grant

Terms of Agreement

1. Grant of Restricted Share Units. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant, the total number of share units (the “Restricted Share Units”) set forth above. Each Restricted Share Unit shall represent the contingent right to receive one Class A Common Share of the Company (“Share”) and shall at all times be equal in value to one Share. The Restricted Share Units shall be credited in a book entry account established for the Grantee until payment in accordance with Section 4 hereof.

2. Vesting of Restricted Share Units.

(a) The Restricted Share Units shall vest to the extent of one-third of the Restricted Share Units on each of the Vesting Dates set forth above (each a “Vesting Date”) (rounded down to the next whole number), provided that the Grantee shall have remained in the continuous employ of the Company or a Subsidiary through the applicable Vesting Date.

(b) Notwithstanding Section 2(a), the Restricted Share Units that have not yet vested under this Section 2(a) shall immediately vest if, prior to the applicable Vesting Date: (i) the Grantee ceases to be employed with the Company and its Subsidiaries by reason of death or Disability (defined by reference to the long-term disability plan covering the Grantee that is maintained by the Company or a Subsidiary); (ii) the Grantee terminates employment with the Company and its Subsidiaries as a result of his Retirement (defined as “early retirement” or “normal retirement” under the Scripps Networks Interactive Pension Plan); or (iii) a Change in Control occurs while the Grantee is employed by the Company or any Subsidiary.

(c) Notwithstanding Section 2(a), a portion of the Restricted Share Units that has not yet vested under Section 2(a) or 2(b) shall immediately vest if, prior to the applicable Vesting Date, the Company and its Subsidiaries terminate the Grantee’s employment other than for Cause, death or Disability, or, solely if the Grantee is a “Group I Participant” (as defined in the Scripps Networks Interactive, Inc. Executive Severance Plan) on the date of termination of employment, the Grantee terminates his or her employment with the Company and its Subsidiaries for Good Reason. The vested portion under this Section 2(c) shall be equal to the sum of (i) the number of unvested Restricted Share Units, if any, that were scheduled to vest on the first anniversary of the Date of Grant, multiplied by a fraction, the numerator of which is the number of days of employment with the Company or its Subsidiaries that the Grantee completed commencing with the Date of Grant and the denominator of which is 365, plus (ii) the number of unvested Restricted Share Units, if any, that were scheduled to vest on the second anniversary of the Date of Grant, multiplied by a fraction, the numerator of which is the number of days of employment with the Company or its Subsidiaries that the Grantee completed commencing with the Date of Grant and the denominator of which is 730, plus (iii) the number of unvested Restricted Share Units that were scheduled to vest on the third anniversary of the Date of Grant, multiplied by a fraction, the numerator of which is the number of days of employment with the Company or its Subsidiaries that the Grantee completed commencing with the Date of Grant and the denominator of which is 1095 (with the resulting sum rounded down to the next whole number).

(d) For purposes of this Section 2, the continuous employment of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of his employment among the Company and its Subsidiaries.

3. Forfeiture of Restricted Share Units; Detrimental Activity.

(a) The Restricted Share Units that have not yet vested pursuant to Section 2 (including without limitation any right to dividend equivalents described in Section 7 hereof relating to dividends payable on or after the date of forfeiture) shall be forfeited automatically without further action or notice if the Grantee ceases to be employed by the Company or a Subsidiary other than as provided in Sections 2(b) or 2(c).

(b) The provisions of Section 20 of the Plan regarding Detrimental Activity shall apply to the Restricted Share Units and any amount paid hereunder. This Section 3(b) shall survive and continue in full force in accordance with its terms notwithstanding any termination of the Grantee’s employment or the payment of the Restricted Share Units as provided herein.

4. Payment.

(a) Except as may be otherwise provided in this Section, the Company shall deliver to the Grantee (or the Grantee’s estate in the event of death) the Shares underlying the vested Restricted Share Units within sixty (60) days following the date that the Restricted Share Units become vested in accordance with Section 2.

(b) To the extent that the Grantee would satisfy the definition of Retirement upon termination of employment (i.e., the Grantee is “Retirement-eligible”) on the Date of Grant or becomes Retirement-eligible during the vesting period, or the Grantee’s right to receive payment of the Restricted Share Units otherwise constitutes a “deferral of compensation” within the meaning of Section 409A of the Code, then notwithstanding Section 4(a), the Shares underlying the Restricted Share Units that become vested pursuant to Section 2(b) hereof shall be subject to the following rules:

(i) Except as provided in Section 4(b)(ii), the Shares underlying the vested Restricted Share Units shall be delivered to the Grantee (or the Grantee’s estate in the event of death) within sixty (60) days after the earlier of (A) the Grantee’s “separation from service” within the meaning of Section 409A of the Code; (B) the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code; or (C) the applicable Vesting Date for the Restricted Share Units set forth in Section 2(a).

(ii) If the Restricted Share Units become payable as a result of Section 4(b)(i)(A), the Shares underlying the vested Restricted Share Units shall be delivered during the eight (8) day period beginning on the fifty-third (53rd) day after the Grantee’s separation from service; provided, however, that if the Grantee is a “specified employee”, within the meaning of Section 409A of the Code (as determined pursuant to the Company’s policy for identifying specified employees) on the date of the Grantee’s separation from service, then to the extent required to comply with Section 409A of the Code, the Shares underlying the vested Restricted Share Units shall instead be delivered to the Grantee within sixty (60) days after the first business day that is more than six months after the date of his or her separation from service (or, if the Grantee dies during such six-month period, within sixty (60) days after the Grantee’s death).

(c) The Company’s obligations with respect to the Restricted Share Units shall be satisfied in full upon the delivery of the Shares underlying the vested Restricted Share Units.

5. Transferability. The Restricted Share Units may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, unless otherwise provided under the Plan. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Share Units.

6. Dividend, Voting and Other Rights. The Grantee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares underlying the Restricted Share Units until such Shares have been delivered to the Grantee in accordance with Section 4 hereof. The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7. Payment of Dividend Equivalents. From and after the Date of Grant and until the earlier of (a) the time when the Restricted Share Units are paid in accordance with Section 4 hereof or (b) the time when the Grantee’s right to payment of the Restricted Share Units is forfeited in accordance with Section 3 hereof, on the date that the Company pays a cash dividend (if any) to holders of Shares generally, the Grantee shall be entitled to a cash amount equal to the product of (i) the dollar amount of the cash dividend paid per Share on such date and (ii) the total number of unpaid Restricted Share Units credited to the Grantee as of such date (the “Dividend Equivalent”). The Dividend Equivalent shall be paid to the Grantee at the same time that the related dividend is paid to the holders of Shares. Dividend Equivalents will be subject to any required withholding for federal, state, local, foreign or other taxes.

8. No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.

9. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

10. Taxes and Withholding. To the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of Shares under this Agreement, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the Fair Market Value of the Shares on the date of delivery); provided that in no event shall the value of the Shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. If the Company or any Subsidiary is required to withhold any federal, state, local or other taxes at any time other than upon delivery of the Shares under this Agreement (for example, if Grantee is Retirement-eligible on the Date of Grant or becomes Retirement-eligible during the vesting period), then the Company or Subsidiary (as applicable) shall have the right in its sole discretion to (a) require the Grantee to pay or provide for payment of the required tax withholding, or (b) deduct the required tax withholding from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to the Grantee (other than deferred compensation subject to Section 409A of the Code).

11. Adjustments. The number and kind of Shares deliverable pursuant to the Restricted Share Units are subject to adjustment as provided in Section 15 of the Plan.

12. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Restricted Share Units; provided that, notwithstanding any other provision of this Agreement, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of any such law or listing requirement.

13. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent unless the Committee determines, in good faith, that such amendment is required for the Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code, or as otherwise may provided in the Plan.

14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan, including the forfeiture provisions of Section 20 of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Share Units.

16. Successors and Assigns. Without limiting Section 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Tennessee, without giving effect to the principles of conflict of laws thereof.

18. Use of Grantee’s Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

19. Electronic Delivery. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:
Kenneth W. Lowe
Chairman, President and Chief Executive
Officer

You must accept the award set forth in this Agreement online in accordance with the procedures established by the Company and the Plan administrator no later than             , 20     or this Agreement may be cancelled by the Company, in its sole discretion.

By accepting your award in accordance with these procedures, you acknowledge that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by you or are available for viewing on the Company’s intranet site at www.benefits.ml.com, and you consent to receiving this Prospectus Information electronically, or, in the alternative, agree to contact Maryann Powell, Senior Compensation Consultant at 513-824-3370, to request a paper copy of the Prospectus Information at no charge. You also represent that you are familiar with the terms and provisions of the Prospectus Information and hereby accept the award on the terms, and subject to the conditions, set forth herein and in the Plan. Specifically:

•	You acknowledge that you have read the Detrimental Activity provisions of Section 20 of the Plan (the “Restrictive Covenants”).

•	You understand that as a condition to receiving the award set forth in this Agreement that you must agree to be bound by and comply with the terms and conditions of the Restrictive Covenants.

•	You agree to notify the Company in writing if you have, or reasonably should have, any questions regarding the applicability of the Restrictive Covenants.

The terms and conditions of the Plan and this Agreement constitute a legal contract that will bind both you and the Company as soon as you accept the award.

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